Exhibit 1.1

GLOBAL NET LEASE, INC.

AMENDMENT NO. 4 TO EQUITY DISTRIBUTION AGREEMENT

March 19, 2021

Capital One Securities, Inc.

299 Park Avenue, 14th Floor

New York, New York 10171

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor,

Cleveland, Ohio 44114

BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, New York 10036

BBVA Securities Inc.

1345 Avenue of the Americas, 44th Floor

New York, New York 10105

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Stifel, Nicolaus & Company, Incorporated

501 North Broadway, 10th Floor

Saint Louis, Missouri 63102

Ladenburg Thalmann & Co. Inc.

277 Park Avenue, 26th Floor

New York, New York 10172

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

This Amendment No. 4 (this “Amendment”) is being entered into by and among Global Net Lease, Inc., a Maryland corporation (the “Company”), and Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and Capital One Securities, Inc., Mizuho Securities USA LLC, B. Riley Securities, Inc., KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BBVA Securities Inc., SMBC Nikko Securities America, Inc. Stifel, Nicolaus & Company, Incorporated, Ladenburg Thalmann & Co. Inc. and Barclays Capital Inc. (together with the Company and the Operating Partnership, the “Parties”) to amend the Equity Distribution Agreement, dated as of February 28, 2019, as amended by Amendment No. 1 to Equity Distribution Agreement, effective as of May 9, 2019, Amendment No. 2 to Equity Distribution Agreement, effective as of June 21, 2019 and Amendment No. 3 to Equity Distribution Agreement, effective as of November 12, 2019 (the “Agreement”), related to the issuance and sale of the Company’s common stock, par value $0.01 per share, pursuant to the terms thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties hereby agree and acknowledge, from and after the Effective Date, that:

a.	The definitions of the terms “Agent” and “Agents” are hereby amended and restated in their entirety to read as follows: “Capital One Securities, Inc., Mizuho Securities USA LLC, B. Riley Securities, Inc., KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BBVA Securities Inc., SMBC Nikko Securities America, Inc., Stifel, Nicolaus & Company, Incorporated, Ladenburg Thalmann & Co. Inc. and Barclays Capital Inc. (each an “Agent” and collectively, the “Agents”).”

b.	The definition of the term “Shares” is hereby amended and restated to read as follows: “shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $609,852,965 (the “Shares”).”

c.	Clause (i) of Section 9(c) of the Agreement is hereby amended and restated to read as follows: “(i) the date that Shares having an aggregate gross sales price of $609,852,965 have been sold pursuant to this Agreement.”

d.	Section 10 of the Agreement is hereby amended to include the following subsection (l): “and (l) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 7(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019.”

SECTION 2. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 3. Counterparts. This Amendment may be signed by the Parties in one or more counterparts which together shall constitute one and the same agreement among the Parties.

SECTION 4. Law; Construction. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 5.  Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Amendment is brought by any third party against any Agent or any indemnified party. Each of the Agents and the Company and the Operating Partnership (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Amendment. The Company and the Operating Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts to the jurisdiction of which the Company and the Operating Partnership are or may be subject, by suit upon such judgment.

SECTION 6. Headings. The Section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

SECTION 7. Successors and Assigns. This Amendment shall be binding upon each Party hereto and their successors and assigns and any successor or assign of any substantial portion of the Party’s respective businesses and/or assets.

[Signature Page Follows]

Very truly yours,

GLOBAL NET LEASE, INC.

By:	/s/ James L. Nelson
Name:	James L. Nelson
Title:	Chief Executive Officer and President

GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.

By:	Global Net Lease, Inc., its general partner

By:	/s/ James L. Nelson
Name:	James L. Nelson
Title:	Chief Executive Officer and President

[Signature Page to Amendment No. 4 to Equity Distribution Agreement]

ACCEPTED as of the date first above written

CAPITAL ONE SECURITIES, INC.

By:	/s/ Greg K. Steele
Name:	Greg K. Steele
Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ JT Deignan
Name:	JT Deignan
Title:	Managing Director

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	SMD & Co-Head of Investment Banking

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Paul Hodermarsky
Name:	Paul Hodermarsky
Title:	Equity Capital Markets, Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ David Raff
Name:	David Raff
Title:	Managing Director

BBVA SECURITIES INC.

By:	/s/ James A. Brodt
Name:	James A. Brodt
Title:	Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name:	Michelle Petropoulos
Title:	Managing Director

[Signature Page to Amendment No. 4 to Equity Distribution Agreement]

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Chad M. Gorsuch
Name:	Chad M. Gorsuch
Title:	Managing Director

LADENBURG THALMANN & CO. INC.

By:	/s/ Steve Kaplan
Name:	Steve Kaplan
Title:	Head of Capital Markets

BARCLAYS CAPITAL INC.

By:	/s/ Nicholas Cunningham
Name:	Nicholas Cunningham
Title:	Managing Director

[Signature Page to Amendment No. 4 to Equity Distribution Agreement]